UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 10, 2006

(Date of earliest event reported): April 4, 2006

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 4, 2006, Silverleaf Resorts, Inc. (the "Registrant") purchased property located in the Winter Park area of Colorado for a purchase price of approximately $3.6 million. The property is currently being operated as the Pinnacle Lodge, a 64-room hotel. The Registrant also paid certain closing costs equal to approximately $95,000. The property will continue to be operated as a hotel as well as a destination for the Registrant's timeshare owners.

Item 7.01 Regulation FD Disclosure

On April 7, 2006, the Registrant issued a press release announcing the purchase of property in Colorado. The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Index No.	Description of Exhibit
99.1	Press Release dated April 7, 2006 announcing purchase of property in Colorado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 10, 2006	SILVERLEAF RESORTS, INC.

	By:	/S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr
Title: Chief Financial Officer

Exhibit Index

Index No.	Description of Exhibit
99.1	Press Release dated April 7, 2006 announcing purchase of property in Colorado.